UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2012

DCP MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 17th Street, Suite 2775

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

(303) 633-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 6, 2012, DCP Midstream Partners, LP (the “Partnership”) issued a joint press release with DCP Midstream, LLC (“Midstream”), the owner of the Partnership’s general partner, announcing the construction of a new cryogenic plant that will serve the Eagle Ford shale (the “Goliad Plant”). The Goliad Plant will be constructed and funded by the previously announced Eagle Ford Joint Venture, formed on November 1, 2012, which is owned two-thirds by Midstream and one-third by the Partnership. The Partnership’s investment in the project will be approximately $95 million which includes the new Goliad Plant, a gathering system feeding the plant and ancillary support facilities including compression, liquids handling and residue pipeline interconnect facilities. Midstream also will provide the Partnership with a two-year direct commodity price hedge for the Partnership’s one-third interest in the project.

A copy of the press release is furnished as Exhibit 99.1 hereto. In accordance with General Instruction B.2 of Form 8-K, this press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated December 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2012	DCP MIDSTREAM PARTNERS, LP

	By:	DCP MIDSTREAM GP, LP,
its General Partner

		By:	DCP MIDSTREAM GP, LLC,
its General Partner

			By:	/s/ Michael S. Richards
			Name:	Michael S. Richards
			Title:	Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 6, 2012